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                                                                    EXHIBIT 4.07



                             COMSHARE, INCORPORATED

                      FIFTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement (as amended, supplemented, modified or restated from time to time, the "Credit Agreement"), dated as of September 23, 1997, by and among Comshare, Incorporated (the "Company") and Comshare Limited (the "Borrowing Subsidiary") (together the "Borrowers") and Harris Trust and Savings Bank (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Bank waive past noncompliance with and amend certain provisions of the Credit Agreement and the Bank will do so under the terms and conditions set forth in this Amendment.

1.       WAIVER.

         The Company has informed the Bank that, as of March 31, 2001, the Company was not in compliance with Sections 8.8 and 8.9 of the Credit Agreement (which require, among other things, that the Company maintain a Fixed Charge Coverage Ratio and a Minimum EBITDAL, respectively, as specified therein). The Bank hereby agrees to waive compliance with Sections 8.8 and 8.9 of the Credit Agreement as of March 31, 2001, provided that this waiver shall not become effective unless and until the conditions precedent set forth in Section 3 hereof have been satisfied.

2.       AMENDMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the definition of "EBITDAL" appearing in Section 5.1 of the Credit Agreement shall be amended by adding the following new sentence immediately at the end thereof:

                           "Notwithstanding anything in the immediately
                  preceding sentence to the contrary, EBITDAL for any period, which includes the third fiscal quarter of the Company's 2001 fiscal year, shall be increased by up to $892,000 of non-recurring charges incurred by the Company during such quarter as severance costs and other expenses."



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3.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  (a) The Borrowers and the Bank shall have executed and delivered this Amendment.

                  (b) The Guarantors and each party signatory to that certain Debt Subordination Agreement dated September 23, 1997 shall have each executed and delivered to the Bank their consent to this Amendment in the forms set forth below.

                  (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

4.       REPRESENTATIONS.

         In order to induce the Bank to execute and deliver this Amendment, the Borrowers hereby represent to the Bank that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except as waiver herein, and except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the
Bank) and, except as waived herein, the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

5.       MISCELLANEOUS.

         5.1. The Borrowers heretofore executed and delivered to the Bank the Security Agreement, Pledge Agreement and certain other Collateral Documents. The Borrowers hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrowers thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

         5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.



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         5.3. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

         5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]






























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         This Fifth Amendment to Credit Agreement is dated as of this 15th day of May, 2001.

                                              COMSHARE, INCORPORATED


                                              By /s/ Brian Jarzynski
                                                --------------------------------
                                                Name Brian Jarzynski
                                                     ---------------------------
                                                Title Vice President and CFO
                                                      --------------------------

                                              COMSHARE LIMITED


                                              By /s/ Brian Jarzynski
                                                --------------------------------
                                                Name Brian Jarzynski
                                                     ---------------------------
                                                Title Director
                                                      --------------------------

         Accepted and agreed to as of the date last above written.

                                              HARRIS TRUST AND SAVINGS BANK


                                              By /s/ Kirby M. Law
                                                --------------------------------
                                                Name Kirby M. Law
                                                     ---------------------------
                                                Title Vice President
                                                      --------------------------

















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                     GUARANTORS' ACKNOWLEDGEMENT AND CONSENT

         Each of the undersigned Guarantors heretofore previously executed and delivered to the Bank certain Loan Documents. Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that the Loan Documents executed and delivered by it and all of the undersigned's obligations thereunder remain in full force and effect and, without limiting the foregoing, each of the undersigned acknowledges and agrees that notwithstanding the execution and delivery of the Amendment, the Loan Documents executed and delivered by each of the undersigned to the Agent remain in full force and effect and the rights and remedies of the Agent and the Lenders, the obligations of each of the undersigned thereunder and the liens and security interests provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Loan Documents referred to above.

                                              COMSHARE, INCORPORATED
                                              COMSHARE (U.S.), INC.
                                              COMSHARE LIMITED
                                              COMSHARE HOLDINGS COMPANY
                                              COMSHARE LIMITED

                                              By /s/ Brian Jarzynski
                                                --------------------------------
                                                Name Brian Jarzynski
                                                     ---------------------------
                                                Title Vice President and CFO
                                                      --------------------------


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               SUBORDINATED CREDITORS' ACKNOWLEDGEMENT AND CONSENT

         Each of the undersigned heretofore executed in favor of the Bank a Debt Subordination Agreement dated September 23, 1997. Each of the undersigned hereby consent to the Fifth Amendment to Credit Agreement as forth above and confirms that the Debt Subordination Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Debt Subordination Agreement referred to above.

                                              COMSHARE, INCORPORATED
                                              COMSHARE (U.S.), INC.
                                              COMSHARE LIMITED
                                              COMSHARE HOLDINGS COMPANY
                                              COMSHARE LIMITED

                                              By /s/ Brian Jarzynski
                                                --------------------------------
                                              Name Brian Jarzynski
                                                  ------------------------------
                                              Title Vice President & CFO
                                                    ----------------------------